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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 16, 1996 included in Southwestern Offshore Corporation's Consolidated Financial Statements for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Houston, Texas
July 15, 1996